EXHIBIT 10.1

CRAFT BREWERS ALLIANCE, INC.

2010 STOCK INCENTIVE PLAN

1.	PURPOSE; ELIGIBILITY 1

1.1	Name of Plan; General Purposes 1

1.2	Eligible Award Recipients 1

1.3	Available Awards 1

2.	DEFINITIONS 1

3.	ADMINISTRATION 5

3.1	Administration by Committee or Board 5

3.2	Powers of Administrator 5

3.3	Specific Powers 5

3.4	Decisions Final 5

3.5	The Committee 6

3.6	Section 409A Compliance 6

4.	SHARES SUBJECT TO THE PLAN 6

4.1	Share Reserve 6

4.2	Reversion of Shares to the Share Reserve 6

4.3	Prior Plans 6

4.4	Source of Shares 6

4.5	Use of Proceeds From Sale of Stock 6

5.	ELIGIBILITY 7

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5.1	Eligibility for Specific Awards 7

5.2	Ten Percent Shareholders 7

5.3	Section 162(m) Limitation 7

6.	OPTION PROVISIONS 7

6.1	Term 7

6.2	Exercise Price of an Incentive Stock Option 7

6.3	Exercise Price of a Nonstatutory Stock Option 7

6.4	Consideration 7

6.5	Transferability of an Option 8

6.6	Vesting Generally 8

6.7	Termination of Continuous Service 8

6.8	Disability of Optionholder 9

6.9	Death of Optionholder 9

6.10	Incentive Stock Option $100,000 Limitation 9

7.	PROVISIONS OF AWARDS OTHER THAN OPTIONS 9

7.1	Restricted Awards 9

7.1.1	Nature of Restricted Awards 9

7.1.2	Purchase Price 9

7.1.3	Consideration 9

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7.1.4	Vesting 9

7.1.5	Termination of Participant’s Continuous Service 10

7.1.6	Transferability 10

7.1.7	Lapse of Restrictions 10

7.1.8	Code Section 409A Compliance 10

7.2	Performance Awards 10

7.2.1	Nature of Performance Awards 10

7.2.2	Restrictions on Transfer 11

7.2.3	Rights as a Shareholder 11

7.2.4	Termination 11

7.2.5	Certification 11

7.2.6	Code Section 409A Compliance 11

7.3	Stock Appreciation Rights 11

7.3.1	General 11

7.3.2	Exercise and Payment 11

7.3.3	Other Provisions 12

8.	COVENANTS OF THE COMPANY 12

8.1	Availability of Shares 12

8.2	Securities Law Compliance 12

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9.	MISCELLANEOUS 12

9.1	Acceleration of Exercisability and Vesting 12

9.2	Shareholder Rights 12

9.3	No Employment or Other Service Rights 12

9.4	Transfer, Approved Leave of Absence 12

9.5	Investment Assurances 13

9.6	Withholding Obligations 13

10.	ADJUSTMENTS UPON CHANGES IN STOCK 13

10.1	Capitalization Adjustments 13

10.2	Dissolution or Liquidation 14

10.3	Change in Control - Asset Sale, Merger, Consolidation or Reverse Merger 14

11.	AMENDMENT OF THE PLAN AND AWARDS 14

11.1	Amendment of Plan 14

11.2	Shareholder Approval 14

11.3	Contemplated Amendments 15

11.4	No Impairment of Rights 15

11.5	Amendment of Awards 15

12.	GENERAL PROVISIONS 15

12.1	Other Compensation Arrangements 15

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12.2	Recapitalizations 15

12.3	Delivery 15

12.4	Other Provisions 15

12.5	Disqualifying Dispositions 15

12.6	Market Stand-Off 16

12.7	Effective Date of Plan 16

12.8	Termination or Suspension of the Plan 16

12.9	Choice of Law 16

CRAFT BREWERS ALLIANCE, INC.
2010 STOCK INCENTIVE PLAN
1.PURPOSE; ELIGIBILITY.
1.1    Name of Plan; General Purposes. The name of this plan is the Craft Brewers Alliance, Inc. 2010 Stock Incentive Plan (the “Plan”). The purposes of the Plan are (i) to enable Craft Brewers Alliance, Inc., a Washington corporation (the “Company”), and any Affiliate to obtain and retain the services of the types of Employees and Directors who will contribute to the Company’s long-term success and (ii) to provide incentives that are linked directly to increases in share value, which will benefit all shareholders of the Company.
1.2    Eligible Award Recipients. The persons eligible to receive Awards are Employees and Directors.
1.3    Available Awards. The Plan will afford eligible recipients of Awards an opportunity to benefit from increases in value of the Common Stock through the granting of one or more of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Awards, (iv) Performance Awards, and (v) Stock Appreciation Rights.
2.    DEFINITIONS.
2.1    “Administrator” means whichever of the Board or the Committee is from time to time authorized by Section 3.1 to administer the Plan.
2.2    “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code.
2.3    “Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Award, a Performance Award and a Stock Appreciation Right.
2.4    “Award Agreement” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
2.5    “Beneficial Owner” has the meaning assigned to such term in Rule 13d‑3 and Rule 13d‑5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
2.6    “Board” means the Board of Directors of the Company.
2.7    “Business Combination” has the meaning set forth in Section 2.9(e).
2.8    “Cause” means (a) in the case of a Participant who is subject to an employment or service agreement or employment policy manual of the Company or one of its Affiliates that provides a definition of “Cause,” “Cause” as defined therein, and (b) in the case of all other Participants (i) the commission of, or plea

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of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material breach of a fiduciary duty with respect to the Company or an Affiliate, (ii) conduct tending to bring the Company into substantial public disgrace or disrepute, (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate, or (iv) material violation of state or federal securities laws. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.
2.9    “Change in Control” means:
(a)    The direct or indirect sale, transfer, conveyance or other disposition (other than by way of a Business Combination), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);
(b)    The Incumbent Directors ceasing for any reason to constitute at least a majority of the Board;
(c)    The adoption of a plan relating to the liquidation or dissolution of the Company;
(d)    Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becoming, without the approval, recommendation or authorization of the Board, the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); or
(e)    The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: 50% or more of the total voting power of (i) the entity that survives or results from the Business Combination (the “Surviving Entity”), or (ii) the ultimate parent entity (the “Parent Entity”) that directly or indirectly controls the Surviving Entity, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares or other securities into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination.
(f)    The foregoing notwithstanding, a transaction shall not constitute a Change in Control if (A) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; or (B) it constitutes a secondary public offering that results in any security of the Company being listed (or approved for listing) on any U.S. national securities exchange.
2.10    “Code” means the Internal Revenue Code of 1986, as amended.
2.11    “Committee” has the meaning set forth in Section 3.1.

2.12    “Common Stock” means the common stock, par value $0.005 per share of the Company.
2.13    “Company” means Craft Brewers Alliance, Inc., a Washington corporation.
2.14    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Director will not constitute an interruption of Continuous Service. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.
2.15    “Covered Employee” has the meaning set forth in Section 162(m)(3) of the Code.
2.16    “Date of Grant” means the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Common Stock or, if a later date is set forth in such resolution, or determined by the Administrator, as the Date of Grant, then such date as is set forth in such resolution.
2.17    “Director” means a member of the Board.
2.18    “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.8 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator. Except in situations where the Administrator is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.8 hereof within the meaning of Code Section 22(e)(3), the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.
2.19    “Effective Date” means the date the Plan is approved by the Company's shareholders in accordance with Section 12.7.
2.20    “Employee” means any person employed by the Company or an Affiliate.
2.21    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.22    “Fair Market Value” means, as of any date, the value of the Common Stock as determined in good faith by the Administrator; provided, however, that (a) if the Common Stock is admitted to trading on a national securities exchange, the Fair Market Value on any date shall be the closing selling price reported for the Common Stock on such exchange for such date or, if no sales were reported for such date, for the most recent date on which such a sale was reported and (b) if the Common Stock is not admitted to trading on a national securities exchange, but is admitted to quotation on an over the counter market or any interdealer quotation system, the Fair Market Value on any given date shall be the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding that date for which such prices were reported.
2.23    “Good Reason” has the meaning set forth in the Participant's Award Agreement, or if not defined therein, means, with respect to a Participant, the occurrence in connection with a Change in Control, without the Participant’s express written consent, of one of the following events or conditions:
(a)    A material reduction in the level of the Participant’s responsibilities in comparison to the level thereof at the time of the Change in Control;
(b)    The assignment to the Participant of a job title that is not of comparable prestige and status as the Participant’s job title at the time of the Change in Control;
(c)    The assignment to the Participant of any duties inconsistent with the Participant’s position at the time of the Change in Control, other than pursuant to the Participant’s promotion;
(d)    A material reduction in the Participant’s salary level;
(e)    A material reduction in the overall level of employee benefits or perquisites available to the Participant at the time of the Change in Control, or the Participant’s right to participate therein, unless such reduction is nondiscriminatory as to the Participant;
(f)    Requiring the Participant to be based anywhere more than 50 miles from the business location to which the Participant normally reported for work at the time of the Change in Control, other than for required business travel not significantly greater than the Participant’s business travel obligations at the time of the Change in Control; or
(g)    Occurrence of any of the foregoing events and conditions before consummation of the Change in Control if the Participant reasonably demonstrates that such occurrence was at the request of a third party or otherwise arose in connection with or in anticipation of the Change in Control (for purposes of such demonstration, references in the foregoing events and conditions to the time of the Change in Control shall be deemed to refer to the time of commencement of discussions regarding the Change in Control).
2.24    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
2.25    “Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval without objection to such nomination in the proxy statement of the Company in which such person was named as a nominee for Director) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.
2.26    “Market Stand-Off” has the meaning set forth in Section 12.6.
2.27    “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

2.28    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
2.29    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
2.30    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
2.31    “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3).
2.32    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
2.33    “Performance Award” means Awards granted pursuant to Section 7.2, which may be share- or cash-denominated.
2.34    “Plan” means this Craft Brewers Alliance, Inc. 2010 Stock Incentive Plan.
2.35    “Restricted Award” means any Award granted pursuant to Section 7.1.1.
2.36    “Restricted Period” has the meaning set forth in Section 7.1.1.
2.37    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
2.38    “SAR Exercise Price” has the meaning set forth in Section 7.3.1.
2.39    “Securities Act” means the Securities Act of 1933, as amended.
2.40    “Stock Appreciation Right” or "SAR" means the right pursuant to an award granted pursuant to Section 7.3.
2.41    “Stock for Stock Exchange” has the meaning set forth in Section 6.4(i).
2.42    “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
3.    ADMINISTRATION.
3.1    Administration by Committee or Board. The Plan shall be administered by the Compensation Committee of the Board unless the Board delegates administration to a different committee of the Board (the Compensation Committee or such other committee, as the case shall be, shall be referred to as the “Committee”) or determines to administer the Plan itself.
3.2    Powers of Administrator. The Administrator shall have the power and authority to select Participants and grant them Awards pursuant to the terms of the Plan.

3.3    Specific Powers. In particular, the Administrator shall have the authority: (a) to construe and interpret the Plan and apply its provisions; (b) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (d) to delegate its authority to one or more officers of the Company with respect to awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act; (e) to determine when Awards are to be granted under the Plan; (f) from time to time to select, subject to the limitations set forth in the Plan, those Participants to whom Awards shall be granted; (g) to determine the number of shares of Common Stock to be made subject to each Award; (h) to determine whether an Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (i) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such Award; (j) subject to Section 11.5, to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, the purchase price or exercise price, or the term of any outstanding Award; (k) to determine the duration and purpose of leaves of absence that may be granted to a Participant without constituting termination of his or her employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies; and (l) to exercise discretion to make any and all other determinations that it determines to be necessary or advisable for administration of the Plan.
3.4    Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants and any other person having any interest in an Award, unless such decisions are determined by a court having jurisdiction to have been arbitrary and capricious.
3.5    The Committee. If the Plan is administered by a Committee, the Committee shall have, in connection with the administration of the Plan, the powers that the Board would possess if it were administering the Plan, including the power to delegate to a subcommittee or, to the extent permitted by applicable law, to the chair of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Administrator shall thereafter be to such subcommittee or chair), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the unanimous written consent of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.
3.6    Section 409A Compliance. Awards granted under the Plan are intended to be exempt from or comply with Section 409A of the Code ("Code Section 409A") and ambiguous provisions, if any, in the Plan or any Award Agreement shall be construed in a manner that causes each Award to be exempt from or compliant with Code Section 409A, as appropriate.
4.    SHARES SUBJECT TO THE PLAN.

4.1    Share Reserve. Subject to the provisions of Section 10.1 relating to adjustments upon changes in Common Stock, the shares that may be issued pursuant to Awards shall consist of the Company’s authorized but unissued Common Stock, and the maximum aggregate amount of such Common Stock that may be issued upon exercise of all Awards under the Plan shall be 750,000 shares, of which a maximum of 400,000 shares may be issued as Incentive Stock Options. If any payment required in connection with an Award (whether on account of the exercise price for an Option or Award, the satisfaction of withholding tax liabilities in connection with the Award or otherwise) is satisfied through the tendering of shares of Common Stock (either by actual tender or by attestation) or by the withholding of shares of Common Stock, only the number of shares of Common Stock issued by the Company, net of the shares tendered or withheld, shall be counted for purposes of determining the number of shares of Common Stock available for issuance under the Plan.
4.2    Reversion of Shares to the Share Reserve. If any Award shall for any reason expire or otherwise terminate, in whole or in part, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan. If shares of Common Stock issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, such shares shall again be available for purposes of the Plan.
4.3    Prior Plans. The Plan is separate from the Craft Brewers Alliance, Inc. 2007 Stock Incentive Plan and the Craft Brewers Alliance, Inc. 2002 Stock Option Plan (the "Prior Plans"). The adoption of the Plan neither affects nor is affected by the continued existence of the Prior Plans except that no further Awards will be granted under the Prior Plans after the Effective Date.
4.4    Source of Shares. The shares of Common Stock subject to the Plan will be authorized but unissued Common Stock.
4.5    Use of Proceeds From Sale of Stock. Cash proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.
5.    ELIGIBILITY.
5.1    Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees and to Directors.
5.2    Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock at the Date of Grant and the Option is not exercisable after the expiration of five years from the Date of Grant.
5.3    Section 162(m) Limitation. Subject to the provisions of Section 10.1 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted (a) Options or Stock Appreciation Rights covering more than 250,000 shares during any fiscal year or (b) Performance Awards that could result in such Employee receiving Common Stock, hypothetical Common Stock units, or cash (in the case of share-denominated cash Performance Awards) representing more than 250,000 shares of Common Stock during any fiscal year.
6.    OPTION PROVISIONS.
Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate; provided, however, that no Option shall contain a “reload” feature automatically entitling the Option holder to receive an additional Option upon exercise of the original Option. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions, to the extent applicable:

6.1    Term. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it was granted.
6.2    Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Date of Grant of the Option. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
6.3    Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Date of Grant of the Option. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
6.4    Consideration. The exercise price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Administrator, upon such terms as the Administrator shall approve:
(i)    by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price due for the number of shares being acquired, or by means of attestation whereby the Participant (A) identifies for delivery specific shares of Common Stock that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) and that have a Fair Market Value on the date of attestation equal to the exercise price and (B) receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”);
(ii)    during any period when the Common Stock is publicly traded, by a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate exercise price of such Option (a “Cashless Exercise”);

(iii)    for Nonstatutory Stock Options only, by shares of Common Stock otherwise issuable to the Participant upon exercise of the Option valued at Fair Market Value as of the date of exercise; or
(iv)    in any other form of legal consideration that may be acceptable to the Administrator.
Notwithstanding the foregoing, during any period when the Common Stock is publicly traded, a transaction by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company or an Affiliate in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under this Plan. Unless otherwise specified in the Award Agreement, payment of the exercise price by a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act in the form of a Stock for Stock Exchange is subject to pre-approval by the Administrator, in its sole discretion. The Administrator may require some or all Participants to use one or more brokers designated by the Administrator to sell Common Stock in connection with a Cashless Exercise. No Option may be exercised for a fraction of a share of Common Stock.
6.5    Transferability of an Option. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.
6.6    Vesting Generally. The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. The Administrator in its discretion may provide, either in the Award Agreement for an Option or by a subsequent determination, for acceleration of the vesting and exercisability of the Option at any time.
6.7    Termination of Continuous Service. Unless otherwise specified in an Award Agreement for an Option or in an Optionholder’s employment agreement, if the Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability or termination by the Company for Cause), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only during the period ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service, or (b) the expiration of the term of the Option as set forth in its Award Agreement. To the extent the Option is not exercised within that period, it shall terminate. Unless otherwise specified in an Award Agreement for an Option or in an Optionholder’s employment agreement, or as otherwise provided in Sections 6.8 and 6.9 of the Plan, outstanding Options that are not exercisable at the time the Optionholder’s Continuous Service terminates for any reason other than for Cause (including an Optionholder’s death or Disability) shall be forfeited and expire at the close of business on the date of such termination. If the Optionholder’s Continuous Service terminates for Cause, all outstanding Options shall be forfeited (whether or not vested) and expire as of the beginning of business on the date of such termination for Cause.
6.8    Disability of Optionholder. Unless otherwise specified in an Award Agreement for an Option or in an Optionholder’s employment agreement, if the Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the

Optionholder was entitled to exercise such Option as of the date of termination), but only during the period ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in its Award Agreement. To the extent the Option is not exercised within that period, it shall terminate.
6.9    Death of Optionholder. Unless otherwise specified in an Award Agreement for an Option or in an Optionholder’s employment agreement, if the Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only during the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in its Award Agreement. To the extent the Option is not exercised within that period, it shall terminate.
6.10    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.
7.    PROVISIONS OF AWARDS OTHER THAN OPTIONS.
7.1    Restricted Awards.
7.1.1    Nature of Restricted Awards. A "Restricted Award" is an Award of actual shares of Common Stock (so-called “restricted stock”) or hypothetical Common Stock units (so-called “restricted stock units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Administrator shall determine. The terms and conditions of the Restricted Award may change from time to time, and the terms and conditions of separate Restricted Awards need not be identical, but each Restricted Award shall include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the provisions of this Section 7.1, to the extent applicable.
7.1.2    Purchase Price. The purchase price of Restricted Awards, if any, shall be determined by the Administrator, and may be stated as cash, property or services.
7.1.3    Consideration. The cash consideration, if any, for Common Stock acquired pursuant to the Restricted Award shall be paid either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, property, a Stock for Stock Exchange, or services that the Administrator determines have a value at least equal to the Fair Market Value of such Common Stock.
7.1.4    Vesting. Shares of Common Stock acquired under or subject to the Restricted Award may, but need not, be subject to a Restricted Period during which such shares or the right to acquire such shares will be forfeited to the Company if the specified restrictions or conditions for the Restricted Award are not satisfied. The Administrator in its discretion may provide, either in the Award Agreement for a Restricted

Award or by a subsequent determination, for acceleration of the end of the Restricted Period at any time, in which event all such restrictions and conditions shall lapse or be deemed satisfied, as the case may be.
7.1.5    Termination of Participant’s Continuous Service. Unless otherwise provided in the Award Agreement for a Restricted Award or in the employment agreement of the Participant holding the Restricted Award, if the Participant’s Continuous Service terminates for any reason, the Participant shall forfeit the unvested portion of a Restricted Award acquired in consideration of prior or future services, and all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Award shall be forfeited and the Participant shall have no further rights with respect to the unvested portion of the Award.
7.1.6    Transferability. Rights to acquire shares of Common Stock under the Restricted Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Restricted Award remains subject to the terms of the Award Agreement.
7.1.7    Lapse of Restrictions. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to the Restricted Award shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of a Restricted Award, to the Participant or the Participant’s estate, as the case may be. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Participant or the Participant’s estate, as the case may be.
7.1.8    Code Section 409A Compliance. Award Agreements relating to the grant of Restricted Awards in the form of restricted stock units shall include provisions necessary to cause the Award to comply with or be exempt from Code Section 409A.
7.2    Performance Awards.
7.2.1    Nature of Performance Awards. A Performance Award is an Award entitling the recipient to acquire cash, actual shares of Common Stock or hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of Common Stock upon the attainment of specified performance goals. The Administrator may make Performance Awards independent of or in connection with the granting of any other Award under the Plan. Performance Awards may be granted under the Plan to any Participant, including those who qualify for awards under other performance plans of the Company. The Administrator in its sole discretion shall determine whether and to whom Performance Awards shall be made, the performance goals applicable under each Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded cash or shares. Performance goals shall be based on a pre-established objective formula or standard that specifies the manner of determining the amount of cash or the number of shares under the Performance Award that will be granted or will vest if the performance goal is attained. Performance goals will be determined by the Administrator prior to the time 25% of the service period has elapsed and may be based on one or more business criteria that apply to a Participant, a business unit or the Company and its Affiliates. Such business criteria may include revenue, earnings before interest, taxes, depreciation and amortization (EBITDA), funds from operations, funds from operations per share, operating income, pre-tax or after-tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, return on capital, economic value added, share price performance, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. The Administrator may, in connection with the establishment of performance goals for a performance period, establish a matrix setting forth the relationship between performance on two or more performance goals and the amount of the Performance Award payable for that performance period. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Administrator may determine. Performance goals shall be objective and, if the Company is publicly traded, shall otherwise meet the requirements of Section 162(m) of the Code. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants. A Performance Award to a Participant who is a Covered Employee shall (unless the Administrator determines otherwise) provide that, if the Participant’s Continuous Service terminates prior to the end of the performance period for any reason, such Award will be payable only (i) if the applicable performance objectives are achieved and (ii) to the extent, if any, that the Administrator shall determine. Such objective performance goals are not required to be based on increases in a specific business criteria, but may be based on maintaining the status quo or limiting economic losses.
7.2.2    Restrictions on Transfer. Performance Awards and all rights with respect to such Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.
7.2.3    Rights as a Shareholder. A Participant receiving a Performance Award that is denominated in shares of Common Stock or hypothetical Common Stock units shall have the rights of a shareholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Common Stock under a Performance Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Award (or in a performance plan adopted by the Administrator).
7.2.4    Termination. Except as may otherwise be provided by the Administrator at any time, a Participant’s rights in all Performance Awards shall automatically terminate upon the Participant’s termination of employment (or business relationship) with the Company and its Affiliates for any reason.
7.2.5    Certification. Following the completion of each performance period, the Administrator shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the performance objectives and other material terms of a Performance Award have been achieved or met. Unless the Administrator determines otherwise, Performance Awards shall not be settled until the Administrator has made the certification specified under this Section 7.2.5.
7.2.6    Code Section 409A Compliance. Award Agreements relating to the grant of Performance Awards shall include provisions necessary to cause the Award to comply with or be exempt from Code Section 409A.

7.3    Stock Appreciation Rights.
7.3.1    General. A Stock Appreciation Right is an Award entitling the recipient to receive an amount equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise of the Stock Appreciation Right over the SAR Exercise Price on the Date of Grant. The "SAR Exercise Price" will be designated by the Committee in the Award Agreement for the Stock Appreciation Right and may be the Fair Market Value of one share of Common Stock on the Date of Grant of the Stock Appreciation Right or such other higher price as the Committee determines. The SAR Exercise Price may not be less than the Fair Market Value of one share of Common Stock on the Date of Grant.
7.3.2    Exercise and Payment. Upon exercise thereof, the holder of a Stock Appreciation Right shall be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value, on the date of such written request, of one share of Common Stock over the SAR Exercise Price per share specified in such Stock Appreciation Right, multiplied by (ii) the number of shares for which such Stock Appreciation Right shall be exercised. Payment with respect to the exercise of a Stock Appreciation Right shall be made in cash or shares of Common Stock as specified in the Award Agreement.
7.3.3    Other Provisions. The Administrator, in its sole discretion, may place other limitations or restrictions on Awards of Stock Appreciation Rights. These limitations and restrictions shall be included in each Award Agreement, and may include, without limitation, vesting provisions, a term of exercise, and restrictions on transferability.
8.    COVENANTS OF THE COMPANY.
8.1    Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.
8.2    Securities Law Compliance. Each Award Agreement shall be subject to the condition, whether or not expressly stated therein, that no shares of Common Stock shall be issued or sold thereunder unless and until (a) any then applicable requirements of state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Administrator may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock pursuant to the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock pursuant to Awards unless and until such authority is obtained.
9.    MISCELLANEOUS.
9.1    Acceleration of Exercisability and Vesting. Subject to restrictions included in an Award Agreement to establish compliance with Code Section 409A, the Administrator shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan.
9.2    Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 10.1 hereof.
9.3    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
9.4    Transfer, Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
9.5    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (a) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (b) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
9.6    Withholding Obligations. Each Participant must satisfy all federal, state and local tax withholding obligations relating to the exercise of, or acquisition of Common Stock under, an Award. To the extent permitted by the terms of an Award Agreement or by the Administrator, in its discretion, the Participant may satisfy federal, state or local tax withholding obligations relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock, provided, however, that no shares of Common Stock may be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company. Unless otherwise specified in an Award Agreement, payment of the tax withholding by a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act by delivering previously owned and unencumbered shares of Common Stock of the Company or in the form of share withholding is subject to pre-approval by the Administrator, in its sole discretion. Any such pre-approval shall be documented in a manner that complies with the specificity requirements of Rule 16b-3.
10.    ADJUSTMENTS UPON CHANGES IN STOCK.
10.1    Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then (a) the aggregate number of shares of Common Stock or class of shares that may be purchased pursuant to Awards granted hereunder; (b) the aggregate number of shares of Common Stock or class of shares that may be purchased pursuant to Incentive Stock Options granted hereunder; (c) the aggregate number of shares of Common Stock or class of shares that may be issued pursuant to Restricted Awards granted hereunder; (d) the number and/or class of shares of Common Stock covered by outstanding Options and Awards; (e) the maximum number of shares of Common Stock with respect to which Awards may be granted to any single Optionholder during any calendar year; and (f) the exercise price of any Award in effect prior to such change shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Common Stock or change in the Fair Market Value of such Common Stock resulting from such transaction; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. The Administrator shall make such adjustments, and its determination shall be final, binding and conclusive. The conversion of any securities of the Company that are by their terms convertible shall not be treated as a transaction “without receipt of consideration” by the Company.
10.2    Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to such event.
10.3    Change in Control - Asset Sale, Merger, Consolidation or Reverse Merger.
(a)    In the event of a Change in Control or any other corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), merger or consolidation in which the Company is not the Surviving Entity, or a reverse merger in which the Company is the Surviving Entity, but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then the Company, to the extent permitted by applicable law, but otherwise in the sole discretion of the Administrator, may provide for: (i) the continuation of outstanding Awards by the Company (if the Company is the Surviving Entity); (ii) the assumption of the Plan and such outstanding Awards by the Surviving Entity or its parent; (iii) the substitution by the Surviving Entity or its parent of Awards with substantially the same terms (including an award to acquire the same consideration paid to the shareholders in the transaction described in this Section 10.3) for such outstanding Awards and, if appropriate, subject to the equitable adjustment provisions of Section 10.1 hereof (Awards continued, assumed or granted in substitution for outstanding Awards under any of the preceding clauses (i) through (iii) will be referred to as “Continuing Awards”); (iv) the cancellation of such outstanding Awards in consideration for a payment equal in value to the fair market value of vested Awards, or in the case of an Option, the difference between the Fair Market Value and the exercise price for all shares of Common Stock subject to exercise (i.e., to the extent vested) under any outstanding Option; or (v) the cancellation of such outstanding Awards without payment of any consideration. If vested Awards will be canceled without consideration, the Participant shall have the right, exercisable during the 10-day period ending on the fifth day prior to such Change in Control, other corporate separation or division, merger or consolidation or 10 days after the Administrator provides the Award holder a notice of cancellation, whichever is later, to exercise such Awards in whole or in part without regard to any installment exercise provisions in the Award Agreement.
(b)    If there are one or more Continuing Awards following a Change in Control, and the Continuous Service of a Participant holding one or more Continuing Awards is terminated without Cause within a period of one year following the consummation of the Change in Control, or if the Participant voluntarily terminates his or her Continuous Service for Good Reason during such period, then, unless otherwise provided in the Award Agreement (i) the vesting and exercisability of all outstanding Options held by the Participant shall accelerate in full; (ii) the end of the Restricted Period for all outstanding Restricted Awards held by the Participant shall accelerate, and all restrictions and conditions of the Restricted Awards shall lapse or be deemed satisfied, as the case may be; (iii) the vesting of all outstanding Performance Awards held by the Participant shall accelerate in full; and (iv) all outstanding Stock Appreciation Rights held by the Participant shall become exercisable in full.
11.    AMENDMENT OF THE PLAN AND AWARDS.
11.1    Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 10.1, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any applicable law or any Nasdaq or other securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.
11.2    Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.
11.3    Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Code Section 409A or to bring the Plan or Awards granted under it into compliance therewith.
11.4    No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing. However, an amendment of the Plan that results in a cancellation of an Award where the Participant receives a payment equal in value to the fair market value of the vested Award or, in the case of an Option, the difference between the Fair Market Value and the exercise price for all shares of Common Stock subject to the Option, shall not be an impairment of the Participant’s rights that requires consent of the Participant.
11.5    Amendment of Awards. The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that (a) if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent (provided, however, a cancellation of an Award where the Participant receives a payment equal in value to the fair market value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock subject to an Option and the exercise price, shall not constitute an impairment of the Participant’s rights that requires consent); and (b) except for adjustments made pursuant to Section 10, no such amendment shall, unless approved by the shareholders of the Company (i) reduce the exercise price of any outstanding Option, or (ii) cancel or amend any outstanding Option for the purpose of repricing, replacing or regranting such Option with an exercise price that is less than the original exercise price thereof (as adjusted pursuant to Section 10). An amendment to the Plan described in the last sentence of Section 11.4 shall not be an impairment of the Participant’s rights under the Participant’s Award that requires consent of the Participant.
12.    GENERAL PROVISIONS.
12.1    Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
12.2    Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 10.1.
12.3    Delivery. Upon exercise of, lapse of restrictions on, or satisfaction of conditions of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.
12.4    Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable.
12.5    Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Date of Grant of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.
12.6    Market Stand-Off. Each Award Agreement shall be subject to the condition, whether or not expressly stated therein, that, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”). In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the shares of Common Stock acquired under this Plan until the end of the applicable stand-off period. If there is any change in the number of outstanding shares of Common Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then any new, substituted or additional securities that are by reason of such transaction distributed with respect to any shares of Common Stock subject to the Market Stand-Off, or into which such shares of Common Stock thereby become convertible, shall immediately be subject to the Market Stand-Off.
12.7    Effective Date of Plan. The Plan was adopted by the Board on March 17, 2010, and shall become effective as of the date it is approved by a majority of the total votes cast at a meeting of the Company's shareholders duly held in accordance with the requirements of the Washington Business Corporation Act and the Company's Bylaws. If the shareholders fail to approve the Plan by December 31, 2010, the Plan will terminate without having become effective. No Awards shall be made under the Plan prior to the Effective Date.
12.8    Termination or Suspension of the Plan. The Plan shall terminate automatically on the day before the 10th anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 11.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
12.9    Choice of Law. The law of the State of Washington shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.